Exhibit 10.10
                              INTEGRATED AGREEMENT
                                FOR SALE OF STOCK

This Agreement is made this 19th day of April , 1996 by and among ECS International, Inc. (Seller), Green World Technologies, Inc., a Nevada corporation (Corporation), and Heart Labs of America, Inc., a Florida corporation (Purchaser).

                                    RECITALS

This Agreement is made with reference to the following facts:

1. The Seller owns all of the issued and outstanding shares of common stock of the Corporation.

2. Seller has been appointed as the sole officers and directors of the Corporation and have, in fact, been acting in that capacity.

3. Seller wishes to divest themselves of all Seller's interest in the Corporation pursuant to the terms and Conditions of this Agreement.


4. Seller desires to sell to Purchaser and the Purchaser desires to purchase all of the outstanding shares of common stock of the Corporation.

5. Purchaser is willing and able to acquire Seller's interest in the Corporation pursuant to the terms hereof.

                                    AGREEMENT

1. SUBJECTS OF AGREEMENT. The subjects of this Agreement are the purchase of Seller's common stock in the Corporation; indemnification between Seller and Purchaser; and consulting services made available by Seller to Purchaser.

2. SALE OF STOCK. On the Closing Date (which shall be simultaneous with the execution of this Agreement unless another date is agreed on by the parties in writing), the Seller shall transfer to the Purchaser stock certificates representing 100% of the shares of common stock of the Corporation, free and clear of all liens, encumbrances, equities, and claims, together with written resignations of all officers and directors of the Corporation.

3. OBLIGAITONS OF PURCHASER. In partial consideration for the purchase of stock as contemplated herein, the Purchaser is obligated to do the following:

        (a) Purchaser agrees to provide the funds necessary to resolve the following legal disputes the cost of which is estimated

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as follows:

                (1) enforcement of ECS' rights under the ASSI Settlement Agreement ($20,000);

                (2) payment of ECS' attorneys' fees for the ASSI case ($25,000);

                (3) defense of the GOULD lawsuit and enforcement of Settlement Agreement ($125,000 to $215,000);

                (4) defense of the CAMPOS lawsuit ($5,000 to $125,000);

and

                (5) defense of the HAMEDANI claim ($5,000);

        (b) Purchaser shall issue to ECS International, Inc. Lenders shares of Heart Labs of America. Inc. preferred stock which is estimated to have a value of $250,000 at a price of $5.00 per share and may be converted to common stock at 85% of the then market value of such common stock. Seller shall provide Purchaser with the names and respective number of preferred shares to be issued to each Lenders;

        (c) Purchaser shall issue to ECS International, Inc., 100,000 shares of Heart Labs of America, Inc. common stock with the following restrictions: ECS International, Inc, may not sell any portion of the 100,000 shares of common stock issued pursuant to this Paragraph at a rate greater than (i) 5,000 shares per month; or (ii) 10% of the prior day's volume not to exceed 20,000 shares per month.

4. CASH CONSIDERATION FOR TRANSFERRED SHARES. In payment for the shares transferred under Paragraph 2, the following shall delivered to thc Seller on the Closing Date:

        (a) A bank wire in the amount of one Hundred Thousand Dollars ($100,000.00) payable to Greenworld Technologies, Inc. and extinguishment of the Bridge Loan and Security Agreement dated February 2, 1996 attached hereto as Exhibit A.

        (b) Payment of the liabilities described in Paragraph 3(a) and funding of operating capital, independent of any other funding obligations set forth in this Agreement, i.e. the approximate $200,000.00 estimated expense of establishing world-wide patents for the Talon, as needed during the calendar year: 1996 in an amount no less than Three Hundred Thousand Dollars ($300,000.00).

5. SELLER'S REPRESENTATIONS AND WARRANTIES: The Seller represents and warrants to the Purchaser that as of the date of the closing:

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        (a) The Corporation is a Corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada.

        (b) The authorized capital stock of the Corporation consists of 25,000 shares of no par value common stock, of which 1 share is issued and outstanding to ECS International, Inc,; all the outstanding common stock have been validly issued and is fully paid and non-assessable; and there are no outstanding options, warrants, or commitments of any nature relating to the issued or unissued common stock of the Corporation.

        (c) The Corporation has no subsidiaries.

        (d) The Seller is the record and beneficial owner of all of the outstanding common stock, has full right, power, authority, and capacity to sell, transfer, and deliver the common stock in accordance with the terms of this Agreement; and upon delivery thereof as herein contemplated, the Purchaser and the Corporation will receive good and marketable title to the shares delivered, free and clear of any claims, liens, pledges, and encumbrances of any kind.

        (e) The consummation of the transactions contemplated by this Agreement will not breach the Articles of Incorporation or Bylaws or any resolution of the board of directors or stockholders of the Corporation, or breach, constitute a default in, or result in the acceleration of any obligation under any loan agreement, indenture, lease or other agreement to which the corporation is a party.

6. RESIGNATION OF RETIRING SHAREHOLDERS FROM CORPORATE OFFICE. This will acknowledge that, upon the effective date of this agreement, the Seller's principals shall resign from the board of directors of the Corporation and shall further resign as officers and employees of the Corporation. Purchaser shall immediately reemploy Gary Phillippe as Engineer/Technical Advisor, Ted Bristow as President/Chief Executive Officer, and Tom Stoermer as Secretary/Chief Financial Officer consistent with the terms of the Employment Agreements attached hereto as Exhibit D.

7. PURCHASER'S OBLIGATIONS AT CLOSING. At closing, the Purchaser shall deliver or cause to be delivered to Seller the following

        A. An immediate wire transfer in the amount of One Hundred Thousand Dollars ($1O0,000.00) made payable to Green World Technologies, Inc.;

        B. The original Bridge Loan Note and Security Agreement endorsed "paid in full" and conforming U.C.C. releases;

        C. A validly executed Stock Option Agreement between

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Purchaser and ECS International, Inc. authorizing ECS International, Inc. the option to purchase 900,000 shares of common stock of Purchaser at $1.50 per share attached hereto as Exhibit "B";

        D. A validly executed Independent Contractor Agreement between Purchaser and ECS International, Inc. attached hereto as Exhibit "C";

        E. Purchaser's acknowledgement of the Employment Contracts for Gary Phillippe, Ted Bristow and Tom Stoermer with Green World Technologies, Inc. attached hereto as Exhibit "D";

        F. Purchaser's acknowledgement of acceptance of the Patent License Agreement between ECS International, Inc. and Green World Technologies, Inc. attached hereto as Exhibit "E";

        G. Purchaser's execution of the Distribution Agreement attached hereto as Exhibit "F"; and

        H. Certified copies of corporate resolutions authorizing the execution of documents described in Paragraphs 7 A, B, C, D, E, F and G.

8. SELLERS'S OBLIGATION AT CLOSING. At closing, Seller shall deliver or cause to be delivered to the corporation the following:

        A. The certificates representing the shares, duly endorsed by Seller for transfer; and

        B. Seller's resignation as directors and officers of the corporation.

9. PURCHASER'S RIGHTS SUBJECT TO DISTRIBUTION AGREEMENT.

Following the execution of this Agreement, when the aggregate gross sales of the corporation exceed One Hundred Million Dollars ($100,000,000.00), Purchaser agrees to transfer all of the issued common stock in the Corporation as follows:

50.1% to ECS International, Inc. as deferred payment for entering into the Patent License Agreement with the corporation on terms favorable to the Purchaser, and 49.9% to the then existing shareholders of the Purchaser as a dividend, pursuant to the terms of the conditions of the Distribution Agreement attached hereto as Exhibit "F".

10. DUTY TO PERFORM ALL OBLIGATIONS. The parties agree to do all things necessary to consummate this transaction.

11. AUTHORITY AND CONCERNS. Each of the respective parties have the right, power, legal capacity, and authority to enter into, and to perform their respective obligations under this Agreement, and no approvals or consents of any persons other than as specified herein are necessary in connection with it. The execution and delivery of this Agreement by the parties has been duly authorized as appropriate. To the extent required, this Agreement will constitute a meeting of the shareholders and board of directors of the Corporation, notice being waived, approving all of the terms and conditions set forth herein and in the attached documents.

12. CORPORATE BOOKS AND RECORDS. Prior to the execueion of this Agreement, all books, records, ledgers, check registers and other financial records, and the Articles of Incorporation, Bylaws, Minutes and other corporation records, have been delivered to the Corporation.

13. EMPLOYMENT AGREEMENTS. The attached Exhibit "D" sets forth the terms and conditions in which Gary Phillippe, Ted Bristow and Tom Stoermer will be employed for the benefit of the Corporation. The Corporation and Purchaser acknowledge the need to retain Seller given Seller's vast knowledge and experience in the management and development of the Talon.

14. EXPENSES. Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

15. EFFECT OF HEADINGS. The subject headings of the paragraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

16. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver shall be binding unless executed in writing by the party making the waiver.

17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18. PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

19. ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns. It is contemplated that the Corporation may be reorganized by way of a change in name and that said successor entity shall be bound by this Agreement. Except as provided for herein, no party may asign this Agreement without the written consent of the other party.

20. ATTORNEY'S FEES AND COSTS. If any action or other other proceeding is brought for the enforcement or the interpretation of this Agreement or because of an alleged dispute, default or misrepresentation in connection with any of its provisions, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in any action or proceeding, in addition to any relief to which it may be entitled.

21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements of the parties contained in this Agreement or in any instrument or other writing provided for in it shall survive the Closing.

22. NOTICES. Any notice to the parties required or permitted under this Agreement shall be given in writing. The notice shall be deemed to have been given at ths following times: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the first day after transmission if transmitted by telex or electronic facsimile; (c) on the second day after deposit if deposited with an overnight express courier service; or (d) on the second day after mailing if mailed to the party to whom notice is to be given by first class mail, postage prepaid, addressed to the parites as follows:

Corporation:  Green World Technologies, Inc.
              a Nevada corporation
              P.O. Box 989
              Valley Springs, CA 95252

Seller:       Gary Phillippe
              2263 Larchment Dr.
              Mo. Highlands, CA 95660

              Ted Bristow
              6130 McAllie
              Valley Springs, CA 95252

Purchaser:    Heart Labs of America, Inc.
              a Florida corporation
              2650 N. Military Trail Ste 230
              Boca Raton, FL 33431

With copy to: J. Russell Cunningham
              Desmond, Miller & Desmond
              1006 Fourth St., 10th floor
              Sacramento, Ca 95814

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

23. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

24. SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, such provision shall be deemed ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or impairlng the remainder of such provision of the remaining provisions of this Agreement.

25. RECITALS AND EXHIBITS. The recitals and exhibits contained in and attached to this Agreement are hereby made a part of this Agreement.

26. NEGOTIATIONS AND CONSTRUCTION. This Agreement has been prepared after negotiations between the parties with assistance of counsel of their choice. No rule of construction pertaining to intepretation of the provisions herein against the drafter hereof shall apply.

28. VENUE. This Agreement may be enforced in the Superior Court of the State of California for the County of Sacramento or in the U.S. District Court, Eastern District of the State of California.

SELLER: ECS International, Inc.

By

Title:

Acknowledged by:

PURCHASER: Green World Technologies, Inc.
a Nevada corporation

By

Title:

Heart Labs of America, Inc.
a Florida corporation

By

Title:

                       INCORPORATED UNDER THE LAWS OF THE
                                 STATE OF NEVADA

                         GREEN WORLD TECHNOLOGIES, INC.

NUMBER
1

SHARES

1

  This Corporation is authorized to issue 25,000 Common Shares at No Par Value

THIS CERTIFIES THAT ECS International, Inc., a Nevada corporation is the owner of One (1) fully paid and nonassessable shares of the above Corporation transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 12th day of April A.D. 1996

/s/ TED R. BRISTOW
    Ted R. Bristow
    President

/s/ NEED NAME
Secretary/Treasurer

                       BRIDGE LOAN AND SECURITY AGREEMENT

This agreement between Heart Labs of America and Greenworld Technologies, Inc. is entered for the purposes of providing a $100,000 bridge loan from HLOA to Greenworld pending finalization of a transaction based upon the letter of intent executed by Gary Phillippe and Norman Birmingham on behalf of RMS, ECS International, Inc. and Heart Labs of America with respect to the patent commonly known as the Talon, as well as modifications discussed between the parties up to and including the date of entry into this agreement.

The bridge loan shall be payable immediately upon execution of this agreement by both Heart Labs and Greenworld. The loan shall become due and payable on June 1, 1996. Repayment of the loan shall be the sole obligation of Greenworld Technologies, Inc. Interest shall run on the unpaid principal balance at the rate of ten percent (10%) per annum. The loan shall be secured under California law. Any action to enforce the terms of the loan must be maintained in the Superior Court for the County of Sacramento, California. The prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection with said action.

DATED:

NORMAN BIRMINGHAM, President
HEART LABS OF AMERICA

DATED:
2-2-96

/s/ TED BRISTOW
    Ted Bristow, President
    GREENWORLD TECHNOLOGIES, INC.